As filed with the Securities and Exchange Commission on September 4, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Smithfield Foods, Inc.
(Exact name of registrant as specified in its charter)

Virginia	2013	52-0845861
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Commerce Street
Smithfield, Virginia 23430
(757) 365-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Shane Smith
President and Chief Executive Officer
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430
(757) 365-3000
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

With copies to:

Colin Diamond Brandon Bortner Paul Hastings LLP 200 Park Avenue New York, New York 10166 Tel: (212) 318-6000	Tennille Checkovich Chief Legal Officer Smithfield Foods, Inc. 200 Commerce Street Smithfield, Virginia 23430 Tel: (757) 365-3000	Andrew J. Pitts Ryan J. Patrone Cravath, Swaine & Moore LLP Two Manhattan West 375 Ninth Avenue New York, New York, 10001 Tel: (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-290000

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of an additional $94,428,759 of shares of common stock, no par value, of Smithfield Foods, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-290000) (the “Prior Registration Statement”), initially filed by the Registrant on September 3, 2025 and declared effective by the Securities and Exchange Commission (the “Commission”) on September 4, 2025. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the selling shareholder named in the Prior Registration Statement by 4,061,452 shares of common stock, 529,754 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from the selling shareholder. The additional shares of common stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) contained in the Prior Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on September 5, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

NO.	DESCRIPTION OF EXHIBIT
5.1	Opinion of Hunton Andrews Kurth LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on September 3, 2025 (File No. 333-290000) and incorporated herein by reference).
23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1**	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-290000)).
107*	Filing Fee Table.

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Smithfield, Virginia on September 4, 2025.

SMITHFIELD FOODS, INC.

By:	/s/ C. Shane Smith
Name: C. Shane Smith
Title: President and Chief Executive Officer
(As Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 4, 2025.

Signature	Title	Date

/s/ C. Shane Smith	C. Shane Smith	September 4, 2025
C. Shane Smith	(Principal Executive Officer and Director)

*	Mark L. Hall	September 4, 2025
Mark L. Hall	(Principal Financial Officer)

*	R. Allen Brobst, Jr.	September 4, 2025
R. Allen Brobst, Jr.	(Principal Accounting Officer)

*	Long Wan	September 4, 2025
Long Wan	(Chairman)

*	Hank Shenghua He	September 4, 2025
Hank Shenghua He	(Director)

*	Lijun Guo	September 4, 2025
Lijun Guo	(Director)

*	Hongwei Wan	September 4, 2025
Hongwei Wan	(Director)

*	Xiaoming Zhou	September 4, 2025
Xiaoming Zhou	(Director)

*	Marie T. Gallagher	September 4, 2025
Marie T. Gallagher	(Director)

*	John A. Quelch	September 4, 2025
John A. Quelch	(Director)

*	Raymond A. Starling	September 4, 2025
Raymond A. Starling	(Director)

*By:	/s/ C. Shane Smith
C. Shane Smith, Attorney-In-Fact

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